   As Filed with the Securities and Exchange Commission on January 4, 1999
                                                            Registration No.333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          IRVINE SENSORS CORPORATION
               (Name of registrant as specified in its charter)
    Delaware                                                   33-0280334
(State or other jurisdiction of                              (IRS Employer
incorporation or jurisdiction)                              Identification No.)

                            ----------------------

               3001 Redhill Avenue, Costa Mesa, California 92626
             (Address of registrant's principal executive offices)
                            ----------------------

                             1999 Stock Option Plan
                              (Full Title of Plan)
                            ----------------------

                    James D. Evert, Chief Executive Officer
                          Irvine Sensors Corporation
                       3001 Redhill Avenue, Building III
                         Costa Mesa, California 92626
              (Name and address of agent for service of process)

                                (714) 549-8211
         (Telephone number, including area code, of agent for service)

                                 With Copy To:
                                Debra K. Weiner
                          Grover T. Wickersham, P.C.
                        430 Cambridge Avenue, Suite 100
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                        Proposed         Proposed
                                                        maximum           maximum
                                                     offering price      aggregate
     Title of securities            Amount to be          per            offering          Amount of
       to be registered              registered         share(1)         price(1)       registration fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (2)      814,462          $1.58724       $1,292,746          $ 341.28
--------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (3)      185,538          $2.08595       $  387,023          $ 102.17
--------------------------------------------------------------------------------------------------------
Total                                1,000,000                                             $ 443.45
========================================================================================================
                                                         (Footnotes can be found on the following page.)

---------------------
(1)  Estimated solely for the purpose of determining the registration fee.
(2) Issuable upon exercise of stock options granted under the Registrant's 1999 Stock Option Plan. In accordance with Rule 457(c) and (h), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated based on the weighted average exercise price of outstanding options, which range from $1.3438 to $1.9219. For purposes of this calculation, $1.58724 has been used for all outstanding options.
(3) Issuable upon exercise of stock options available for grant under the Registrant's 1999 Stock Option Plan. In accordance with Rule 457(c) and
     (h), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated based upon the average of the high and low sale price of the Common Stock on December 31, 1999, as reported on the Nasdaq SmallCap Market/SM/.
(4) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

     This Registration Statement on Form S-8 is filed by Irvine Sensors Corporation, a Delaware corporation (the "Company" or the Registrant"), relating to 1,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock") issuable to eligible employees, officers, directors and consultants of the Company under the Irvine Sensors Corporation 1999 Stock Option Plan (the "Plan").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (a) Irvine Sensors Corporation's Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

  (b) The description of Irvine Sensors Corporation's Common Stock, $0.01 par value, contained in its Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


  All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

  Not applicable.

Item 5. Interests of Named Experts and Counsel

  Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by Section 145 of the Delaware General Corporation Law, Irvine Sensors Corporation's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         . for any breach of the director's duty of loyalty to Irvine Sensors Corporation or its stockholders,

         . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         . under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and

         . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Irvine Sensors Corporation's By-laws provide that:

         . Irvine Sensors Corporation is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

         . Irvine Sensors Corporation may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

         . Irvine Sensors Corporation is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

         .  the rights conferred in the By-laws are not exclusive.

     Irvine Sensors Corporation has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Irvine Sensors Corporation's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Irvine Sensors Corporation regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

     See also the undertakings set out in response to Item 9.

Item 7.    Exemption from Registration Claimed

     Not applicable.

Item 8.    Exhibits

  Item Number                                   Description of Item
  -----------                                   -------------------
      5.1         Opinion of Grover T. Wickersham, P.C.

     23.1         Consent of Grant Thornton LLP, Independent Certified Public
                   Accountants

     23.2         Consent of PricewaterhouseCoopers LLP, Independent Auditors

     23.3         Consent of Grover T. Wickersham, P.C. (filed as part of
                   Exhibit 5.1)

     25.1         Power of Attorney (see page II-5)

     99.1         1999 Stock Option Plan(1)

(1) Incorporated by reference from Irvine Sensors Corporation's Pre-effective Amendment No. 1 to its Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 20, 1999. See Exhibit 10.10 of that Registration Statement.

Item 9.    Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that p paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, California, on December 31, 1999.

                                      IRVINE SENSORS CORPORATION



                                      By:   /s/ JAMES D. EVERT
                                           ____________________________________

                                           James D. Evert
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Evert and John J. Stuart, Jr., and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ JAMES D. EVERT
______________________   President, Chief Executive Officer  December 31, 1999
James D. Evert           and Director (Principal
                         Executive Officer)

/s/ JOHN J. STUART, JR.
_______________________  Senior Vice President and
John J. Stuart, Jr.      Chief Financial Officer
                         (Principal Financial and
                         Accounting Officer)                 December 31, 1999

/s/ JAMES ALEXIOU
____________________________      Chairman of the Board      December 31, 1999
James Alexiou

/s/ JOHN C. CARSON
____________________________      Director                   December 31, 1999
John C. Carson

/s/ JOANNE S. CARSON
____________________________      Director                   December 31, 1999
Joanne S. Carson

/s/ MARC DUMONT
____________________________      Director                   December 31, 1999
Marc Dumont

/s/ WALTER E. GARRIGAN
____________________________      Director                   December 31, 1999
Walter E. Garrigan

/s/ FRANK P. RAGANO
____________________________      Director                   December 31, 1999
Frank P. Ragano

/s/ WOLFGANG SEIDEL
____________________________      Director                   December 31, 1999
Wolfgang Seidel

/s/ Vincent F. Sollitto, JR.
____________________________      Director                   December 31, 1999
Vincent F. Sollitto, Jr.

                                 EXHIBIT INDEX


5.1   Opinion of Grover T. Wickersham, P.C. re legality

23.1  Consent of Grant Thornton LLP, independent certified public accountants

23.2  Consent of PricewaterhouseCoopers LLP, independent accountants

23.3  Consent of Grover T. Wickersham, P.C. (included in Exhibit
      5.1, above)

25.1  Power of Attorney (included on page II-5 of the Registration Statement)

99.1  1999 Stock Option Plan(1)
__________
(1) Incorporated by reference to Exhibit 10.10 of the Registrant's Pre-effective Amendment No. 1 to its Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 20, 1999.